UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

SIDUS SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41154	46-0628183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Sykes Creek Parkway, Suite 200 Merritt Island, FL	32953
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 613-5620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SIDU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2024, Sidus Space, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Representative”), as the representative of the underwriters named therein (the “Underwriters”), relating to a firm commitment underwritten public offering (the “Offering”) of 1,181,800 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) at a price to the public of $4.50 per Share, and pre-funded warrants (the “Pre-Funded Warrants” and together with the Shares, the “Firm Securities”) to purchase up to 69,900 shares of Common Stock at a price to the public of $4.499 per Pre-Funded Warrant.

The per share exercise price for the Pre-Funded Warrants is $0.001, subject to adjustment as provided therein. The Pre-Funded Warrants are exercisable immediately and will expire when exercised in full. Each holder of a Pre-Funded Warrant will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Pre-Funded Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants. The holders may exercise the Pre-Funded Warrants by means of a “cashless exercise.”

The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange or other nationally recognized trading system.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-273430), previously filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2023, as amended on August 4, 2023 and declared effective on August 14, 2023, a base prospectus dated August 14, 2023 and a prospectus supplement dated January 29, 2024.

The legal opinion, including the related consent, of Sheppard Mullin Richter & Hampton, LLP relating to the issuance and sale of the Shares and Pre-Funded Warrants and the shares of Common Stock to be issued upon exercise of the Pre-Funded Warrants to be issued in the Offering is filed as Exhibit 5.1 hereto.

The closing of the Offering occurred on February 1, 2024. The net proceeds to the Company from the sale of the Firm Securities, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, is expected to be approximately $4.8 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Upon closing of the Offering, the Company issued the Representative warrants (the “Representative’s Warrants”) as compensation to purchase up to 62,585 shares of Class A common stock (5% of the aggregate number of shares of Class A common stock and/or Pre-Funded Warrants sold in this offering). The Representative’s Warrants will be exercisable at a per share exercise price of $5.625. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the shares of Class A common stock in this offering.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Representative that generally prohibit, without the prior written consent of the Representative and subject to certain exceptions, the sale, transfer or other disposition of securities of the Company for a period of 180 days from January 29, 2024. Further, pursuant to the terms of the Underwriting Agreement, the Company has agreed for a period of 90-days from January 29, 2024, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for shares of capital stock of the Company; (ii) file any registration statement; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants, and the Representative Warrants do not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement, the form of Pre-Funded Warrant, and the form of Representative Warrant, which are filed herewith as Exhibits 1.1, 4.1, and 4.2, respectively.

The representations, warranties and covenants contained in the Underwriting Agreement and the Pre-Funded Warrant were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement and the Pre-Funded Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and the Pre-Funded Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01 Other Events.

On January 29, 2024, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 30, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 1, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated January 29, 2024 between Sidus Space, Inc. and ThinkEquity LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Representative Warrant
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)
99.1	Press Release dated January 29, 2024
99.2	Press Release dated January 30, 2024
99.3	Press Release dated February 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIDUS SPACE, INC.
Dated: February 1, 2024
	By:	/s/ Carol Craig
	Name:	Carol Craig
	Title:	Chief Executive Officer

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